UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019

Green Hygienics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153510	26-2801338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13795 Blaisdell Place, Suite 202, Poway, CA 92064
(Address of principal executive offices, including zip code)

1 (855) 802-0299
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Common Stock	GRYN	OTCMKTS

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On August 23, 2019, the Company executed a Purchase and Sale Agreement to acquire the 824-acre Potrero Ranch Property near San Diego, California. The Company will utilize the land and buildings for industrial hemp for CBD cultivation. The Company has already begun the conversion of approximately 400,000 square feet of outbuildings into greenhouses.  A copy of the Purchase and Sale Agreement is attached as an Exhibit.  Although the Agreement is in the name of Alita Capital, Inc. (“Alita”), a company controlled by the President and a director of the Company, Alita assigned its rights to and the purchase was made by the Company.

Item 8.01 Other Events

In the Company’s last periodic report, it discussed the Company’s progress in the production of pre-fab housing for Cannabis cultivation.  With the purchase of the real property in California, the Company is no longer progressing with this business plan. The Company’s focus will now become the production of industrial hemp for the extraction of CBD oil.

The Company announced in 2018 that it was purchasing intellectual property from Jeff Palumbo in exchange for the issuance of 1,000,000 shares of common stock. The shares were never issued, and the Company does not expect to complete the purchase of the IP in 2019, if ever.  Mr. Palumbo continues to serve as a consultant to the Company and has received compensation in the form of common stock.

On April 16, 2019, the Company announced it had signed a letter of intent to purchase Coastal Labs.  It expects to complete the purchase by the end of 2019.

On June10, 2019, the Company announced that it had entered into an agreement with US Tobacco Mexico to supply hemp spice.  A copy of that agreement is attached as an Exbibit.

The Company is indebted to a company owned by the President and Director (the “Debtor”) in the amount of USD $56,824.00 (the “Debt”). Pursuant to the terms of the original debt instrument, the Debtor was granted the right to convert the principal and accrued interest into the Company’s common stock at a price of $0.003 per share (the “Conversion Rights”).
On July 31, 2019, the Debtor cancelled and waived the Conversion rights.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 - Purchase Agreement for Real Property
Exhibit 10.2 - Purchase Order with UST Mexico Inc
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2019	By:/s/ Ron Loudon
Ronald Loudoun
Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Secretary, Chairman of the Board

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